UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cigna Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

  Shareholder Meeting to be Held on Wednesday, April 26, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This notice is not a ballot and cannot be used to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/ci to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 14, 2017 to facilitate timely delivery.

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Shareholder Meeting Notice

Cigna Corporation’s Annual Meeting of Shareholders will be held on Wednesday, April 26, 2017 at the Sheraton Hartford Hotel at Bradley Airport, 1 Bradley International Airport, Windsor Locks, Connecticut 06096 at 8:00 a.m.

Dear Cigna Corporation Shareholder:

The 2017 Annual Meeting of Shareholders of Cigna Corporation (the “Company”) will be held on Wednesday, April 26, 2017 at 8:00 a.m., at the Sheraton Hartford Hotel at Bradley Airport, 1 Bradley International Airport, Windsor Locks, Connecticut. You are receiving this communication because you owned shares of the Company as of February 27, 2017 (the record date), which entitles you to vote at the Annual Meeting. Proxy Materials for the Annual Meeting are now available online.

Proposals to be voted on at the meeting are listed below:

(1) Election of Director nominees for one-year terms expiring in April 2018:

1.1 David M. Cordani

1.2 Eric J. Foss

1.3 Isaiah Harris, Jr.

1.4 Jane E. Henney, M.D.

1.5 Roman Martinez IV

1.6 Donna F. Zarcone

1.7 William D. Zollars

(2)	Advisory approval of Cigna’s executive compensation;

(3)	Advisory approval of the frequency of future advisory votes on Cigna’s executive compensation;

(4)	Approval of the Amended and Restated Cigna Long-Term Incentive Plan;

(5)	Ratification of appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2017; and

(6)	Shareholder Proposal - Shareholder Proxy Access

The Board of Directors recommends a vote “FOR” the nominees named in Proposal 1; “for” Proposals 2, 4 and 5; “For” every “one-year” on Proposal 3; and “AGAINST” Proposal 6.

Only shareholders of record at the close of business on February 27, 2017, the record date for the Annual Meeting, may vote at the meeting or any postponements or adjournments thereof. Directions to the Annual Meeting can be found on the last page of the Proxy Statement.

This notice serves as your Admission Ticket to the Annual Meeting. You must bring an admission ticket and a valid photo ID to the Annual Meeting.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a paper or e-mail copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet - Go to www.envisionreports.com/ci. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email - Send email to investorvote@computershare.com with “Proxy Materials Cigna Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 14, 2017.

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